Exhibit 3.42(a)

06/08/2004 15:55 FAX 002/003

FORM **BCA 2.10** (rev. Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-9522
(217) 782-6961
http://www.cyberdriveillinois.com

Remit payment in the form of a cashier's check, certified check, money order or an Illinois attorney's or CPA's check payable to the Secretary of State.
SEE NOTE 1 TO DETERMINE FEES!

Filing Fee: $150.00 Franchise Tax $ 25 Total $ 175 File # 6361-5498 Approved

Submit in duplicate — Type or Print clearly in black ink — Do not write above this line

1. CORPORATE NAME: USP Chicago, Inc.

CP0789763

(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent: C T Corporation System
First Name / Middle Initial / Last name

Initial Registered Office: 208 S LaSalle Street, Suite 814
Number / Street / Suite # (A P.O. BOX ALONE IS NOT ACCEPTABLE)
Chicago IL 60604 Cook 016
City / ZIP Code / County

3. Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)
To engage in any lawful business for which a corporation may be incorporated under the Illinois Business Corporation Act.

(14)

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	1,000	1,000	$ 1,000
		TOTAL =	$ 1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

C-162.23

(over)

IL001 - 11/25/03 C T System Online

5. OPTIONAL: (a) Number of directors constituting the initial board of directors of the corporation: one . (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify: Name Address City, State, ZIP William H. Wilcox 15305 Dallas Parkway #1600 Addison, TX 75001 6. OPTIONAL: (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $ (b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $ (c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $ (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $ 7. OPTIONAL: OTHER PROVISIONS Attach a separate sheet of this size for any other provision to be included in the Articles of incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc. 8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S) The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true. Dated May 27, 2004 (Month & Day) Year Signature and Name Address 1. 1. 15305 Dallas Parkway #1600 Signature Street Alex Jenkins Addison TX 75001 (Type or Print Name) City/Town State ZIP Code 2. 2. Signature Street (Type or Print Name) City/Town State ZIP Code 3. 3. Signature Street (Type or Print Name) City/Town State ZIP Code (Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.) NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer's name and title beneath signature. Note 1: Fee Schedule The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this State. (Minimum initial franchise tax is $25) The filing fee is $150 The minimum total due (franchise tax + filing fee) is $175. Note 2: Return to: (Firm name) (Attention) (Mailing Address) (City, State, ZIP Code)